EXHIBIT 4.2

                         FORM OF SUBSCRIPTION AGREEMENT

     This Subscription Agreement (the "Agreement" or "Subscription Agreement") is made as of the date indicated on the signature page of this Agreement by and between National Scientific Corporation, a Texas corporation (the "Company"), and each party who is a signatory hereto and any other Subscribers who are made a party to this Agreement pursuant to Section 1 (individually, a "Subscriber" and collectively, the "Subscribers").

                                    RECITALS

     The Company hereby offers to persons who qualify as "accredited investors" as defined in Rule 501 of Regulation D promulgated under the under the Securities Act of 1933, as amended (the "Securities Act"), 10 million units for aggregate gross proceed of $1.1 million ("Base Offering") in a private placement ("Offering") to be conducted through Casimir Capital L.P., as Placement Agent ("Casimir" or the "Placement Agent"). The Company is offering the units pursuant to Rule 506 of Regulation D promulgated under the Securities Act. The Base Offering will be conducted on a "best efforts, all or none basis," as more thoroughly described in the Confidential Offering Memorandum, dated March 15, 2004 (hereinafter, with all Exhibits and Schedules annexed thereto, and any supplements and/or amendments, the "Offering Memorandum"). Each unit (a "Unit") shall consist of (i) one (1) share of common stock, par value $0.01 per share, of the Company (the "Common Stock"), and (ii) a 5-year warrant (the "Warrant") to purchase three quarters (3/4) of a share of Common Stock. The offering price per Unit ("Purchase Price") shall be $0.11. The initial exercise price of each Warrant shall be equal to the Purchase Price.

     During the Offering Period (as hereinafter defined), the Company has the option to sell up to an additional 4,545,455 Units, for additional aggregate gross proceeds of up to $500,000, thereby possibly increasing the aggregate gross proceeds of the Offering to up to $1.6 million (hereinafter such additional gross proceeds of up to $500,000, referred to as the "Over-allotment Option"). In the event the Company exercises the Over-allotment Option, it may choose to have more than one closing in connection with the Offering.

     The Common Stock, Warrants and shares of Common Stock underlying the Warrants ("Warrant Shares"), including any such securities sold in connection with the Over-allotment Option, shall collectively be referred to as the "Unit Securities." The term "Offering" shall include any Units sold in connection with the Base Offering and the Over-allotment Option.

     In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscribers hereby agree as follows:

                                   ARTICLE I
                         PURCHASE AND SALE OF SECURITIES

     1.1 PURCHASE AND SALE OF UNIT SECURITIES. Subject to the terms and conditions set forth herein, Subscriber hereby subscribes for and agrees to purchase from the Company and the Company agrees to issue and sell to each Subscriber at the Closing the number of Units set forth on the signature page hereto.

     1.2 PAYMENT. Prior to the Closing, each Subscriber will deposit, by wire transfer or check of immediately available funds in accordance with the Company's wire instructions, the aggregate Purchase Price set forth beneath its

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name on the signature page hereof in a segregated  escrow account with an escrow agent reasonably acceptable to Casimir. The Company will deliver certificates representing the Common Stock and Warrants within 10 business days of the earlier to occur of the (a) Closing Date or (b) the Termination Date.

     1.3 OFFERING PERIOD. Unless terminated earlier in the Company's sole discretion, the offering period (the "Offering Period") will expire May 14, 2004 (subject to extension at the Company's discretion for an additional 30 days without notice to investors) (the "Termination Date").

                                   ARTICLE II
                   SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES

     Each Subscriber represents and warrants to the Company and Casimir, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Subscriber, that:

     2.1 INVESTMENT PURPOSE. The Subscriber is purchasing the Unit Securities for its own account and not with a present view toward the public sale or distribution thereof; provided, however, that by making the representation herein, the Subscriber does not agree to hold any of the Unit Securities for any minimum or other specific term and reserves the right to dispose of the Unit Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

     2.2 ACCREDITED SUBSCRIBER STATUS. The Subscriber is an "accredited investor" as defined in Rule 501(a) of Regulation D. The Subscriber has delivered to the Company a Confidential Investor Questionnaire in the form annexed to the Offering Memorandum. The Subscriber hereby represents that, either by reason of the Subscriber's business or financial experience or the business or financial experience of the Subscriber's advisors, the Subscriber has the capacity to protect the Subscriber's own interests in connection with the transaction contemplated hereby and is capable of evaluating the merits and risks of an investment in the Unit Securities.

     2.3 RELIANCE ON EXEMPTIONS. The Subscriber understands that the Unit Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Unit Securities.

     2.4 INFORMATION. (a) The Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Unit Securities that have been requested by the Subscriber or its advisors, if any, including, without limitation, the Offering Memorandum. The Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Subscriber or any of its advisors or representatives modify, amend or affect the Subscriber's right to rely on the Company's representations and warranties contained in Article III below.

          (b) The Subscriber acknowledges and agrees that Casimir has not supplied any information for inclusion herein other than information furnished in writing to the Company by Casimir specifically for inclusion herein relating to Casimir, that Casimir has no responsibility for the accuracy or completeness of the Offering Memorandum, and that the Subscriber has not relied upon the independent investigation or verification, if any, which may have been undertaken by Casimir.

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     2.5  ACKNOWLEDGEMENT  OF RISK. The Subscriber  acknowledges and understands that its investment in the Unit Securities involves a high degree of risk, including, without limitation, those risk factors set forth in the Company's Form 10-KSB for the fiscal year ended September 30, 2003, and that (i) the Company has experienced losses for the past 7 years, including net losses of $1,883,489, $952,564 and $210,778 for the years ended September 30, 2002 and
2003 and the quarter ended December 31, 2003, respectively, and its auditor's report for the years ended September 30, 2002 and 2003 raise doubt regarding the ability of the Company to continue as a going concern; (ii) the Company changed its focus in February 2002 to applications of electronic devices in the location services market and, accordingly, is considered a development stage company and as such, has limited operating history in its current business and has not generated significant revenues; (iii) the Company is dependent upon raising capital from investors and requires substantial funds in addition to the proceeds from the sale of Unit Securities; (iv) an investment in the Company is highly speculative, and only Subscribers who can afford the loss of their entire investment should consider investing in the Company and the Unit Securities; (v) the Subscriber may not be able to liquidate its investment; (vi) transferability of the Unit Securities is extremely limited; (vii) in the event of a disposition of the Unit Securities, the Subscriber could sustain the loss of its entire investment and (viii) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.

     2.6 GOVERNMENTAL REVIEW. The Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

     2.7  TRANSFER OR RESALE. The Subscriber understands that:

          (a) except as otherwise provided in Article V, the Unit Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Subscriber may have to bear the risk of owning the Unit Securities for an indefinite period of time because the Unit Securities may not be transferred unless (i) the resale of the Unit Securities is registered pursuant to an effective registration statement under the Securities Act; (ii) the Subscriber has delivered to the Company an opinion of counsel reasonably acceptable to the Company (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Unit Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Unit Securities are sold or transferred pursuant to Rule 144;

          (b) any sale of the Unit Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Unit Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and

          (c) except as set forth in Article V, neither the Company nor any other person is under any obligation to register the Unit Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. There can be no assurance that the Registration Statement provided for in Article V will ever be effective or remain effective, or that there will be any liquidity with respect to the sale of the Registrable Securities (as hereinafter defined), if and when registered. Subscriber understands that although the Company's Common Stock is traded on the OTCBB, there is currently a limited public market for such securities and the price of the Company's Common Stock has fluctuated widely in the past. Even if

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the Subscriber is able to sell the Registrable Securities, there is no assurance regarding a return of or on Subscriber's investment in the Unit Securities.

     2.8 LEGENDS. The Subscriber understands the certificates representing the Unit Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE
SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

     2.9 AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Subscriber and represents the valid and binding obligations of the Subscriber enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

     2.10 ACKNOWLEDGEMENTS REGARDING CASIMIR. The Subscriber acknowledges that Casimir is acting as placement agent for the Unit Securities being offered hereby and will be compensated by the Company for acting in such capacity. The Subscriber further acknowledges that Casimir has acted solely as agent of the Company in connection with the offering of the Unit Securities by the Company, that the information and data provided to the Subscriber in connection with the transactions contemplated hereby have not been subjected to independent verification by Casimir, and that Casimir makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. The Subscriber further acknowledges that in making its decision to enter into this Agreement and purchase the Unit Securities it has relied on its own examination of the Company and the terms of, and consequences, of holding the Unit Securities. The Subscriber further acknowledges that the provisions of this Section 2.10 are for the benefit of, and may be enforced by, Casimir.

     2.11 NOT A REGISTERED REPRESENTATIVE. The Subscriber acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm in the Confidential Investor Questionnaire.

     2.12 INDEMNIFICATION. The Subscriber agrees to hold the Company and its directors, officers, employees, controlling persons and agents (including Casimir and its officers, directors, partners, employees, counsel, controlling persons and agents) and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs, and expenses incurred by them as a result of, (i) any misrepresentation made by the Subscriber contained in this Agreement (including the Confidential Investor Questionnaire, (ii) any sale or distribution by the Subscriber in violation of the Securities Act or any applicable state securities or "blue sky" laws or
(iii) any untrue statement of a material fact made by the Subscriber and contained herein.

     2.13 AFFILIATE INVESTMENTS. Subscriber acknowledges and understands that certain affiliates of Casimir may purchase Unit Securities in the Offering.

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                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Subscribers and Casimir that:

     3.1 ORGANIZATION AND QUALIFICATION. The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The Company has no direct or indirect subsidiaries.

     3.2 AUTHORIZATION; ENFORCEMENT. (a) The Company has all requisite corporate power and authority to conduct the Offering as contemplated in the Offering Memorandum and to enter into and to perform its obligations under this Agreement, the Placement Agent Agreement, Escrow Agreement, Right of First Refusal Agreement and Mergers and Acquisition Agreement (collectively, the "Transaction Documents"), to consummate the transactions contemplated hereby and thereby and to issue the Unit Securities in accordance with the terms hereof, and to issue the Placement Agent Warrants and Initiation Warrants in accordance with the Placement Agent Agreement, and to issue the shares of Common Stock underlying the Placement Agent Warrants and Initiation Warrants; (b) the execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Securities) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required; (c) Each of the Transaction Documents has been duly executed by the Company; and (d) Each of Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

     3.3 CAPITALIZATION. The authorized and issued capitalization of the Company is as set forth in the Offering Memorandum. All outstanding shares of Common Stock are, and all shares which may be issued pursuant to the Transaction Documents or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights. Except as set forth on SCHEDULE 3.3, there are not issued, reserved for issuance or outstanding (a) any shares of capital stock or other voting securities of the Company, (b) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (c) any warrants, calls, options or other rights to acquire from the Company, and any obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company.

     3.4 ISSUANCE OF SECURITIES. The shares of Common Stock of the Company purchased under this Agreement, and the shares of Common Stock issuable upon exercise of the Warrants, Placement Agent Warrants and Initiation Warrants, including such indeterminate number of shares of Common Stock as may be issued as a result of the anti-dilution provisions contained therein (collectively, the "Warrant Shares"), are duly authorized and, upon issuance in accordance with the terms of this Agreement, the Placement Agent Warrants and Initiation Warrants, as the case may be, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the

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holders thereof.  The Company has a sufficient number of authorized but unissued shares of Common Stock, assuming the Maximum Offering, giving effect to (i) the exercise of the Warrants, Placement Agent Warrants and Initiation Warrants and
(ii)  the  conversion,   exercise  and/or  exchange  of  all  other   securities
outstanding  on  the  date  hereof,   which  are  convertible,   exercisable  or
exchangeable for shares of Common Stock. As of the First Closing Date and for as long as the Warrants, Placement Agent Warrants and Initiation Warrants are outstanding, the Company shall have reserved a sufficient number of Warrant Shares to be issued upon exercise of the Warrants, Placement Agent Warrants and Initiation Warrants.

     3.5  NO CONFLICTS; NO VIOLATION.

          (a) Other than as set forth in SCHEDULE 3.5, the execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution or right of first refusal provision), acceleration or cancellation of, any agreement, indenture, patent, patent license, or instrument to which the Company is a party ( any one or all being referred to as a "Company Obligation"), or (iii) to the best of the Company's knowledge, result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

          (b) The Company is not in violation of its Articles of Incorporation, Bylaws or other organizational documents and is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under any Company Obligation to which it is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect, nor is any other party in violation and/or breach of any such Company Obligation. Each such Company Obligation is the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

          (c) The Company is not conducting its business in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect.

          (d) Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under any of the Transaction Documents in accordance with the terms hereof and thereof, or to issue and sell the Unit Securities or Securities in accordance with the terms hereof and thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

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     3.6  SEC  DOCUMENTS,  FINANCIAL  STATEMENTS.  The  Company  has  filed  all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since September 30, 2000, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). Each Subscriber has had access to, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted stating a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to December 31, 2003 and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to December 31, 2003 are not, in the aggregate, material to the financial condition or operating results of the Company.

     3.7 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Documents or on SCHEDULE 3.7, Since December 31, 2003, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company, except that the Company has continued losses from operations.

     3.8 DISCLOSURE. None of the Offering Documents contains or will contain during the Offering Period any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made.

     3.9 ABSENCE OF LITIGATION. Except as disclosed in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or its officers or directors acting as such that could, individually or in the aggregate, have a Material Adverse Effect.

     3.10 INTELLECTUAL PROPERTY. The Company owns or possesses adequate and enforceable rights to use all material patents, patent applications, trademarks, service marks, trade names, logos, corporate names, copyrights, trade secrets, processes, mask works, licenses, inventions, formulations, technology and

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know-how  and  other  intangible  property  used or  proposed  to be used in the conduct of the Company's business as currently conducted or as proposed to be conducted (the "Proprietary Rights"). The Company or the entities from whom the Company has acquired rights has taken all necessary action to protect all of the Company's Proprietary Rights. The Company has not received any notice of, and there are not any facts known to the Company which indicate the existence of (i) any infringement or misappropriation by any third party of any of the Proprietary Rights, (ii) any claim by a third party contesting the validity of any of the Proprietary Rights or (iii) any infringement, misappropriation or violation by the Company or any of its employees of any Proprietary Rights of third parties. To the best of the Company's knowledge, neither the Company nor any of its employees has infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties. To the Company's knowledge, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party has occurred or will occur with respect to any products currently being sold by the Company or with respect to any products currently under development by the Company or with respect to the conduct of the business of the Company or as currently contemplated. The Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee's best efforts to promote the interests of the Company or that would conflict with the business of the Company as currently conducted or as proposed to be conducted. To the Company's knowledge, neither the execution and delivery of this Agreement, nor the carrying on of the business of the Company by the employees of the Company, nor the conduct of the business of the Company, as currently conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

     3.11 TAX STATUS. The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

     3.12 ENVIRONMENTAL LAWS. To the best the Company's  knowledge,  the Company
(i) is in compliance with all applicable foreign federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing clauses, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect

     3.13 NO  INTEGRATED   OFFERING.   Neither  the  Company,  nor  any  of  its
affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Subscribers. The issuance of the Securities to the Subscribers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq.

     3.14 NO BROKERS. Neither the Company nor any officer or director has taken any action which would give rise to any claim by any person or entity for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Casimir, whose commissions and fees will be paid by the Company. Similarly, neither the Company nor any officer or director has taken any action which would give rise to any claim or right of any person or entity to participate or act as agent in the Offering, or otherwise generate any fees.

     3.15 INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged.

     3.16 EMPLOYMENT MATTERS. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. The Company is not aware that any officer or key employee, or that any group of officers or key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

     3.17 INVESTMENT COMPANY STATUS. The Company is not and upon consummation of the sale of the Unit Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     3.18 SUBSIDIARIES. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, joint venture, partnership or other business entity and the Company is not a direct or indirect participant in any joint venture or partnership.

     3.19 NO CONFLICT OF INTEREST; TRANSACTIONS WITH AFFILIATE. Except as set forth in the SEC Documents, The Company is not indebted, directly or indirectly, to any of its beneficial holders of five percent (5%) or more of the Company's outstanding Common Stock ("Principal Stockholders") or officers or directors or to their respective spouses or children, in any amount. None of the Company's officers, directors, Principal Stockholders or employees, or any members of their immediate families, are directly, or indirectly, indebted to the Company or, to the best of the Company's knowledge, have any direct or indirect ownership interest in any entity with which the Company is affiliated or with which the Company has a business relationship, or any entity which competes with the Company, except that officers, directors, employees and/or Principal Stockholders of the Company may own stock in (but not exceeding five percent (5%) of the outstanding capital stock of) any publicly traded company that may compete with the Company. To the best of the Company's knowledge, none of the Company's officers, directors, Principal Stockholders or employees or any members of their immediate families are, directly or indirectly, a party to or interested in any material contract with the Company or any Subsidiary. The Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.

     3.20 COMPLIANCE WITH SARBANES OXLEY. To the best of its knowledge, the Company is in compliance with the Sarbanes Oxley Act of 2002.

     3.21 REGISTRATION RIGHTS; SB-2 REGISTRATION STATEMENT. Except as disclosed in SCHEDULE 3.21, none of the Company's security holders have any registration rights, including any right to effect a demand or shelf-registration under the Securities Act or exercise any "piggyback" registration rights with respect to any filing under the Securities Act. The Company satisfies all requirements necessary in order to file a registration statement with the SEC on Form SB-2 under the Securities Act.

     3.22 ACKNOWLEDGEMENTS REGARDING CASIMIR. The Company acknowledges that Casimir, in acting as Placement Agent for the Unit Securities offered hereby in accordance with the terms of Section 2 of the Placement Agent Agreement is relying on the representations and warranties contained in this Section 3 and that such provisions of this Section 3 are for the benefit of Casimir (in addition to the Subscribers), and may be enforced by Casimir.

                                   ARTICLE IV
                                    COVENANTS

     4.1  COVENANTS OF THE COMPANY.

          (a) FORM D; BLUE SKY LAWS. The Company will timely file a Notice of Sale of Securities on Form D with respect to the Unit Securities, as required under Regulation D. The Company will, on or before the Closing Date, take such action as it reasonably determines to be necessary to qualify the Unit
Securities for sale to the Unit Subscribers under this Agreement under applicable securities (or "blue sky") laws of the states of the United States (or to obtain an exemption from such qualification).

          (b)  REPORTING STATUS.  The Company's Common Stock is registered under
Section 12 of the Exchange Act. During the period commencing on the date of the First Closing until the expiration of the Registration Period (as defined below), the Company will timely file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the reporting requirements of the Exchange Act, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

          (c) EXPENSES. The Company and each Subscriber is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, attorneys' and consultants' fees and expenses.

          (d) FINANCIAL INFORMATION. The financial statements of the Company will be prepared in accordance with United States generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (e) COMPLIANCE WITH LAW. As long as any Registrable Securities (as hereinafter defined) are held by a Subscriber the Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business (including, without limitation, all applicable local, state and federal environmental laws and regulations), the failure to comply with which would have a Material Adverse Effect.

          (f) NO INTEGRATION. The Company will not make any offers or sales of any security (other than the Unit Securities) under circumstances that would cause the offering of the Unit Securities to be integrated with any other offering of securities by the Company (i) for the purpose of any stockholder approval provision applicable to the Company or its securities or (ii) for purposes of any registration requirement under the Securities Act.

     4.2  COVENANTS OF SUBSCRIBERS.

          (a) SALES BY SUBSCRIBERS. Each Subscriber covenants to sell any Unit Securities sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Subscriber will make any sale, transfer or other disposition of the Unit Securities in violation of federal or state securities laws.

          (b) NO VOTING AGREEMENT. Each Subscriber covenants and agrees with the Company that, so long as such Subscriber holds any of the Unit Securities, such subscriber shall refrain from entering into any voting agreement with any other Subscriber or any third-party, including without limitation Casimir.

                                   ARTICLE V
                               REGISTRATION RIGHTS

     5.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          (a) "AFFILIATE" shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

          (b) "BUSINESS DAY" shall mean a day Monday through Friday on which banks are generally open for business in New York.

          (c) "HOLDERS" shall mean the Subscribers, holders of the Placement Agent Warrants, holders of the Initiation Warrants and the holders of the Common Stock issued upon the exercise of the Placement Agent Warrants and Initiation Warrants, any person holding Registrable Securities, or any person to whom the rights under Article V have been transferred in accordance with Section 5.8 hereof.

          (d) "PERSON" shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

          (e) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          (f) "REGISTRABLE SECURITIES" shall mean (i) the shares of Common Stock included in the Units; (ii) the shares of Common Stock issuable upon exercise of the Warrants included in the Units; (iii) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants and the Initiation Warrants; and (iv) any shares of Common Stock issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend, distribution or split, recapitalization, merger, consolidation, any reorganization of or other distribution with respect to or in replacement of the Common Stock, Warrants, Placement Warrants and/or Initiation Warrants; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (a) have not been disposed of pursuant to a registration statement declared effective by the SEC, (b) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (c) are held by a Holder or a permitted transferee pursuant to Section 5.8.

          (g) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 5.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, listing fees, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration.

          (h) "REGISTRATION PERIOD" shall have the meaning ascribed to such term in Section 5.4(a).

          (i) "REGISTRATION STATEMENT" shall mean any registration statement filed with the SEC in accordance with Sections 5.2(a) and (b) herein.

          (j) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder, other than as provided in paragraph (g) above.

     5.2 REGISTRATION RIGHTS. (a) No later than 60 days after the Final Closing Date (the "Filing Date"), the Company shall file a Registration Statement on Form SB-2 or if unavailable another appropriate registration document, covering the Registrable Securities with the SEC and use its best efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) prior to the date which is 60 days after the Filing Date ("Effective Date").

          (b) From and after the Final Closing Date if the Company shall determine to proceed with the preparation and filing of a Registration Statement in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), the Company will give written notice of its determination to all Holders. Upon receipt of a written request from any such holder within thirty (30) days after receipt of any such notice from the Company, the Company will cause all the Registrable Securities owned by such holders to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered. If any registration pursuant to this Section 5.2(b) shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 5.2(b) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The obligation of the Company under this Section 5.2(b) shall be unlimited as to the number of Registration Statements to which it applies.

     5.3 REGISTRATION EXPENSES. All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 5.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

     5.4 COMPANY OBLIGATIONS. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

          (a) use its best efforts to keep any such registration under Sections 5.2(a) and (b), and any qualification, exemption compliance under state securities laws which the Company determines to obtain, continuously effective until the Holders have completed the distribution described in the registration statement relating thereto. The period of time during which the Company is required hereunder to keep any Registration Statement effective is referred to herein as "the Registration Period." Notwithstanding the foregoing, at the Company's election, the Company may cease to keep such registration, qualification, exemption or compliance effective with respect to any Registrable Securities, and the registration rights of a Holder shall expire, at such time as the earlier of (i) the date on which all the Holders have completed the distribution of the Registrable Securities, or (ii) the date all Registrable Securities may be sold under Rule 144 during any ninety (90) day period; and

          (b)  advise the Holders:

               (i)  when the Registration Statement or any amendment thereto has
been  filed  with  the  SEC  and  when  the   Registration   Statement   or  any
post-effective amendment thereto has become effective;

               (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

              (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

          (c) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

          (d) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the SEC;

          (e) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters;

          (f) during the Registration Period, deliver to each Holder, without charge, (i) as soon as practicable (but in the case of the annual report of the Company to its stockholders, within 120 days after the end of each fiscal year of the Company) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing); (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-KSB (or similar form); (C) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-QSB (or similar form), and (D) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause (E), and all other information that is generally available to the public;

          (g) prior to any public offering of Registrable Securities pursuant to any Registration Statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

          (h) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request at least five (5) business days prior to sales of Registrable Securities pursuant to such Registration Statement;

          (i) upon the occurrence of any event contemplated by Section 5.4(b)(v) above, the Company shall prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to subscribers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

          (j)  in  the  event  that  a  registration  involves  an  underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriting underwriter or such offering;

          (k) notify the security holders participating in such registration and the Placement Agent, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed;

          (l) at the request of holders of a majority of the Registrable Securities included in the Registration Statement, furnish to the underwriters on the date that the Registrable Securities are delivered to underwriters for sale in connection with a Registration Statement: (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified accountants of the Company, in form an substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

          (m) make available for inspection by any underwriters participating in an offering covering Registrable Securities, and the counsel, accountants or other agents retained by any such underwriter, all pertinent financial and other records, corporate documents, and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such underwriters in connection with such offering;

          (n) if the Common Stock is then listed on a national securities exchange, cause the Registrable Securities to be listed on such exchange, or if reported on NASDAQ, to be reported on NASDAQ. If the Common Stock is not then listed on a national securities exchange or reported on NASDAQ, facilitate the reporting of the Registrable Securities on NASDAQ; and:

          (o) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement in which Registrable Securities are included.

     5.5 INDEMNIFICATION. (a) To the extent permitted by law, the Company shall indemnify each Holder, each underwriter of the Registrable Securities and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.5(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder, each underwriter of the Registrable Securities and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) or in the prospectus subject to completion and term sheet under Rule 434 of the Act, which together meet the requirements of Section 10(a) of the Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any such Holder, any such underwriter or any such controlling person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final
Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

          (b) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Registrable Securities and each person who controls the Company within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.5(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, each underwriter of the Registrable Securities and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

          (c) Each party entitled to indemnification under this Section 5.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

          (d) If the indemnification provided for in this Section 5.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     5.6 HOLDER OBLIGATIONS. (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by
Section 5.2 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          (b) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article V.

          (c) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

     5.7 COMPANY REPORTING OBLIGATIONS. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

          (c) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

     5.8 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under
Section 5.2 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities. The obligations of the Company contained in this Article V shall be binding upon any successor to the Company and continue to be in effect with respect to any securities issued by any successor to the Company in substitution or exchange for any Registrable Securities.

     5.9 WAIVER OR AMENDMENT. With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding and/or securities convertible into or exercisable for Registrable Securities, any provision of this Article V may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

     5.10 PENALTY UPON DELAY OF REGISTRATION FILING. Except to the extent any delay is solely and directly due to the failure of a Holder to reasonably cooperate in providing to the Company such information as shall be reasonably requested by the Company in writing for use in the Registration Statement contemplated by Section 5.2(a), if such Registration Statement is not filed with the SEC by the Filing Date or effective prior to the Effective Date, the Company shall immediately pay to each Holder of Registrable Securities issued in the Offering an amount in cash equal to one percent (1%) per month, or fraction thereof, of such Holder's aggregate investment until the Registration Statement is filed with the SEC or is declared effective by the SEC, as applicable. If the

Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to each Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the filing or effectiveness of the Registration Statement, as applicable.

     5.11 CASIMIR RELIANCE. The Company acknowledges that the holders of the Placement Agent Warrants and Initiation Warrants (and the holders of the underlying shares of Common Stock) are relying on the Company's obligations in this Article V and that the provisions contained in this Article V are for the benefit of and may be enforced by such Holders.

                                   ARTICLE VI
                                   DEFINITIONS

     6.1 "Closing" means the closing of the purchase and sale of the Unit Securities under this Agreement.

     6.2 "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     6.3  "Company" means National Scientific Corporation.

     6.4  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     6.5 "Final Closing Date" means the last Closing of the Offering in the event there is more than one Closing.

     6.6 "Initiation Warrants" mean Warrants to purchase an aggregate of 500,000 shares of Common Stock issued to Casimir as an initiation fee in connection with the Offering.

     6.7 "Subscribers" means the Subscribers whose names are set forth on the signature pages of this Agreement, and their transferees.

     6.8 "Material Adverse Effect" means a material adverse effect on (a) the business, prospects, operations, assets or financial condition of the Company, when taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement or under any instruments to be entered into or filed in connection herewith.

     6.9  "Mergers  and  Acquisition   Agreement"  means  the  agreement  to  be
delivered by the Company pursuant to Section 4(f) of the Placement Agent Agreement.

     6.10 "Placement Agent Agreement" means the agreement by and between the Company and the Placement Agent with respect to the Offering.

     6.11 "Placement Agent Warrants" means the Warrants issued to the Placement Agent pursuant to the Placement Agent Agreement.

     6.12 "Regulation D" means Regulation D as promulgated under by the SEC under the Securities Act.

     6.13 "Right of First Refusal Agreement" means the agreement to be delivered by the Company pursuant to Section 4(e) of the Placement Agent Agreement.

     6.14 "Rule 144" means Rule 144 promulgated under the Securities Act, or any successor rule.

     6.15 "SEC" means the United States Securities and Exchange Commission.

     6.16 "SEC Documents" has the meaning set forth in Section 3.6.

     6.17 "Securities" means the Unit Securities, Placement Agent Warrants, Initiation Warrants and shares of Common Stock issuable upon exercise of the Placement Agent Warrants and Initiation Warrants.

     6.18 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

     6.19 "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants, Placement Agent Warrants and Initiation Warrants.

                                  ARTICLE VII
                          GOVERNING LAW; MISCELLANEOUS

     7.1 GOVERNING LAW; JURISDICTION. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby or thereby.

     7.2 COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     7.3 HEADINGS. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

     7.4 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

     7.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

     7.6 NOTICES. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, or by courier (including a recognized overnight delivery service), in each case addressed to a party. The addresses for such communications are:

         If to the Company:     National Scientific Corporation
                                14455 N. Hayden Road
                                Suite 202
                                Scottsdale, AZ  85620

         If to a Subscriber:    To the address set forth immediately below such
                                Subscriber's name on the signature pages hereto.

          Each party will provide written notice to the other parties of any change in its address.

     7.7 SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscribers, and no Subscriber may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Notwithstanding the foregoing, a Subscriber may assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as the affiliate is an accredited subscriber (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement. This provision does not limit the Subscriber's right to transfer the Securities pursuant to the terms of this Agreement or to assign the Subscriber's rights hereunder to any such transferee pursuant to the terms of this Agreement.

     7.8 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person other than as provided in Sections 3.22 and 5.11 herein.

     7.9  FURTHER  ASSURANCES.  Each party will do and  perform,  or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     7.10 NO STRICT CONSTRUCTION. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     7.11 EQUITABLE RELIEF. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Subscribers and other beneficiaries hereof. The Company therefore agrees that the Subscribers and other beneficiaries hereof are entitled to seek temporary and permanent injunctive relief in any such case.

                       CONFIDENTIAL INVESTOR QUESTIONNAIRE

In connection with the purchase of Units of National Scientific Corporation, pursuant to the terms of the Confidential Offering Memorandum dated March 15, 2004, as it may be supplemented from time-to-time, the Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information that the Company deems necessary in order to verify the answers set forth below.

A. INDIVIDUAL INVESTORS: (Please INITIAL one or more of the following five statements)

1. _____ I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

2. _____ I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

3. _____ I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

4. _____  I  am  a  director  or  executive   officer  of  National   Scientific
          Corporation.

5. _____ I have individual net worth or my spouse and I have joint net worth of over $ 5,000,000.

B. PARTNERSHIPS, CORPORATIONS, TRUSTS OR OTHER ENTITIES: (Please INITIAL one of the following seven statements). The undersigned hereby certifies that it is an accredited investor because it is:

1. _____  an employee benefit plan whose total assets exceed $5,000,000;


2. _____ an employee benefit plan whose investments decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities
          Act) or an investment adviser registered as such under the Investment Advisers Act of 1940;

3. _____  a  self-directed   employee  benefit  plan,  including  an  Individual
          Retirement Account, with investment decisions made solely by persons that are accredited investors;

4. _____ an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

5. _____ a corporation, partnership, limited liability company, limited liability partnership, other entity or similar business trust, not formed for the specific purpose of acquiring the Units, with total assets excess of $5,000,000;

6. _____ a trust, not formed for the specific purpose of acquiring the Units, with total assets exceed $5,000,000, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units; or

7. _____ an entity (including a revocable grantor trust but other than a conventional trust) in which each of the equity owners qualifies as an accredited investor under items A(1), (2) or (3) or item B(1) above.


NASD AFFILIATION

Are you affiliated or associated with an NASD member firm (please check one):

Yes _________     No __________

If Yes, please describe:

--------------------------------------------------------------------------------

If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges  receipt of the notice required by
Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.


----------------------------------
Name of NASD Member Firm

By: ______________________________
         Authorized Officer

Date: ____________________________

                                    SIGNATURE

     THE UNDERSIGNED IS INFORMED OF THE SIGNIFICANCE TO THE COMPANY AND CASIMIR OF THE FOREGOING REPRESENTATIONS AND ANSWERS CONTAINED IN THE CONFIDENTIAL SUBSCRIBER QUESTIONNAIRE AND SUCH ANSWERS HAVE BEEN PROVIDED UNDER THE ASSUMPTION THAT THE COMPANY AND CASIMIR WILL RELY ON THEM.

         IF AN INDIVIDUAL:

         Sign Name:
                           --------------------------------------------
         Print Name:
                           --------------------------------------------
         Date:
                           --------------------------------------------

         IF AN ENTITY (I.E., PARTNERSHIP, CORPORATION OR TRUST):

         Name of Entity:
                           -------------------------------------
         By:(Print Name)
                           -------------------------------------
         Title:
                           -------------------------------------
         Signature:
                           -------------------------------------
         Date:
                           -------------------------------------

                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE


NUMBER OF UNITS __________   X   $0.11  =   $____________ (THE "PURCHASE PRICE")


------------------------------------       -------------------------------------
Signature                                  Signature (if purchasing jointly)

------------------------------------       -------------------------------------
Name Typed or Printed                      Name Typed or Printed

------------------------------------       -------------------------------------
Entity Name                                Entity Name

------------------------------------       -------------------------------------
Address                                    Address

------------------------------------       -------------------------------------
City, State and Zip Code                   City, State and Zip Code

------------------------------------       -------------------------------------
Telephone-Business                         Telephone-Business

------------------------------------       -------------------------------------
Telephone-Residence                        Telephone-Residence

------------------------------------       -------------------------------------
Facsimile-Business                         Facsimile-Business

------------------------------------       -------------------------------------
Facsimile-Residence                        Facsimile-Residence

------------------------------------       -------------------------------------
Tax ID # or Social Security #              Tax ID # or Social Security #

Name in which securities should be issued:
                                           -------------------------------------

INVESTORS:  YOU MUST COMPLETE THE CONFIDENTIAL INVESTOR QUESTIONNAIRE.

Dated: _____________, 2004

     This Subscription Agreement is agreed to and accepted as of ____________________, 2004.

                                 NATIONAL SCIENTIFIC CORPORATION


                                 By:
                                     -------------------------------------------
                                     Name:  Michael A. Grollman
                                     Title: Chief Executive Officer and Chairman


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                       SCHEDULES TO SUBSCRIPTION AGREEMENT


SCHEDULE 3.3:  Capitalization Reservations

The Capital Structure of the Company is described in the Company's Form 10-KSB for the year ended September 30, 2003, NSC'S Annual Proxy Report on Form 14A dated January 30, 2004, and Form 10-QSB for the three months ended December 31, 2003, filed February 13, 2004, which should be read in conjunction with this Schedule.

The tables below provide unaudited summary descriptions of total shares issued and outstanding, and of the options and warrants outstanding and of any other shares reservations as OF MARCH 15, 2004.

     1.) As of March 15, 2004, Preferred stock, par value $0.10; 4,000,000 shares authorized, and no shares issued or outstanding

     2.)  As of March 15, 2004,  Common  stock,  par  value  $0.01;  120,000,000 shares authorized, and 73,814,465 shares issued and outstanding.

     3.) Options Outstanding at March 15, 2004 (total plan authorized shares up to 7,000,000, of which as of March 15, 2004, the board has reserved a total of 4,000,000 shares).

                                                            Weighted   Weighted
                                                Number      Average    Average
                                                  of        Exercise    Fair
                                                Shares       Price      Value
                                                --------------------------------

     Options Outstanding, September 30, 2003    3,329,757   $   0.90   $    0.06
     Granted                                      170,000       0.15        0.10
     Exercised                                         --
     Canceled                                     250,000       0.015       0.11
                                                --------------------------------

     Options Outstanding, March 15, 2004        3,249,757   $   0.92   $    0.08
                                                ================================

     4.)  Warrants Outstanding at March 15, 2004

                                                Number of   Exercise  Expiration
                                                  Shares      Price      Date
                                                --------------------------------
     Outstanding at September 30, 2003          7,412,201
     Exercised                                         --
     Expired                                           --
     New issues                                   275,000   $   0.50     6/06
                                                  275,000   $   0.75     6/06
                                                  640,000   $   0.13     1/07
                                                  500,000   $   0.10     3/11
                                                --------------------------------
         Outstanding at March 15, 2004          9,102,201
                                                ================================

                                       S-1
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     5.)  Other Share Reservations as of March 15, 2004

     The Company has issued a Convertible Note for $160,000 in January 2004 to a Private Investment Fund, as described in the Company's Form 10-KSB report for the period ending September 30, 2003. This Note has a feature that allows the holder of the Note to covert the Note into the Company's restricted common stock at approximately a 10% discount from the then-current market price of the Company's common stock during the life of the Note. As such, the Company has reserved approximately 1,200,000 shares in the case of this Note holder executing these rights. However, since the Company plans to pay off this Note in full with the proceeds from the First Closing of this Offering, and since the Company believes it unlikely these rights will be executed prior to this Note's full pay-off at that point, the Company fully expects that the shares reserved for this Convertible Note will not longer be reserved after the First Closing of this Offering.

     Additionally, the Company has reserved approximately 1,000,000 shares of its common stock to address unknown issues, including antidilution provisions and other provisions associated with the Convertible Note from this Private Investment Fund.


SCHEDULE 3.5: Conflicts, Violations and Related Matters

Other than as listed herein below, as of March 15, 2004, the Transaction Documents issued by the Company will not (i) conflict with or result in a violation of any provision of its Articles of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution or right of first refusal provision), acceleration or cancellation of, any agreement, indenture, patent, patent license, or instrument to which the Company is a party ( any one or all being referred to as a "Company Obligation"), or
(iii) to the best of the Company's knowledge, result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect):

     1. The issuance of common stock and warrants at less than 13 cents per share may trigger the antidilution provisions of 640,000 warrants Private Investment Fund as described in the Company's Form 10-KSB report for the period ending September 30, 2003, and as described in
          Schedule 3.20. The cumulative effect of the triggering of these provisions, should they be so triggered, is expected to be equal to or less than the issuance of approximately an additional 100,000 shares of Common Stock to this Private Investment Fund, should this fund choose to execute these warrants, for a total of approximately 740,000 shares of common stock.

     2. The issuance of common stock and warrants under this Offering may trigger the First Right of Refusal provisions a Private Investment Fund's investment in the Company in January 2004, as described in the Company's Form 10-KSB report for the period ending September 30, 2003. The Private Investment Fund has agreed to waive these rights as relates to this Offering.

                                       S-2
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SCHEDULE 3.7: Recent Material Adverse Changes

Other than as listed herein below, of as March 15, 2004, and since February 13, 2004, date of the Company's most recent period 10-QSB filing with the SEC, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company, except that the Company has continued losses from operations.

     Recent Material Adverse Changes: None.


SCHEDULE 3.21: Registration Rights of Current Company Security holders

Other than as listed herein below, none of the Company's security holders have any special registration rights, including any rights to effect a demand or shelf-registration under the Securities Act or exercise any "piggyback" registration rights with respect to any filing under the Securities Act.

     RIGHT HOLDER: Private Investment Fund
     SECURITY HELD: Warrants to purchase 640,000 shares of NSC restricted common stock at prices ranging from $0.13 to $0.15. These warrants expire in January 2007.
     SUMMARY OF RIGHTS HELD: Piggyback registration rights, weighted average-based antidilution provision.
     SPECIAL ISSUES WITH FUTURE RIGHTS: This investor also holds a Note from the Company, due in July of 2004, for $160,000. In the event that the Company does not pay this Note on time, which the Company intends to do, this investor will be granted an additional 640,000 warrants to purchase NSC restricted Common Stock at prices ranging from $0.13 to $0.15. These new warrants expire in January 2007. Additionally, this investor will be granted some demand registration rights for all warrants held in the event that the this Note is not paid by due date.

                                      S-3